                                                                      EXHIBIT 99

               McDERMOTT INTERNATIONAL, INC. ADDITIONAL EXHIBITS
                      SUPPLEMENTARY FINANCIAL INFORMATION
           PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
           COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

                                                                              F.Y.E.
                                                                             3/31/99
                                                                             -------
                                                                           (Unaudited)
                                                                         (In thousands)
                             ARTICLE 29
RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER
  INVESTEES AT EQUITY
  Head Office (Parent Company)                                            $ 1,626,555
  Subsidiaries and Affiliates                                                       -
  Eliminations/Other                                                       (1,565,162)
                                                                          -----------
   McDERMOTT INTERNATIONAL, INC.                                          $    61,393
                                                                          ===========
RULE #25C - PARENT-COMPANY ACCOUNTS AND NOTES
     PAYABLE TO SUBSIDIARIES
  Head Office (Parent Company)                                            $ 1,041,941
  Eliminations/Other                                                       (1,041,941)
                                                                          -----------
     McDERMOTT INTERNATIONAL, INC.                                        $         -
                                                                          ===========
  ARTICLE 30

(c) - OPERATING EXPENSES BY SEGMENT
  Power Generation Systems                                                $   975,899
  Marine Construction Services                                              1,153,088
  Government Operations                                                       343,353
  Other Operations                                                            410,614
  Eliminations                                                                 (6,028)
                                                                          -----------
   McDERMOTT INTERNATIONAL, INC.                                          $ 2,876,926
                                                                          ===========
RULE #40 - OPERATING REVENUES
  Head Office (Parent Company)                                            $         -
  Subsidiaries and Affiliates                                               3,149,985
  Eliminations/Other                                                                -
                                                                          -----------
   McDERMOTT INTERNATIONAL, INC.                                          $ 3,149,985
                                                                          ===========

                                                                       Continued

                                                                              F.Y.E.
                                                                             3/31/99
                                                                             -------
                                                                           (Unaudited)
                                                                         (In thousands)

  ARTICLE 30 - Continued

RULE #41 - OPERATING EXPENSES
  Head Office (Parent Company)                                            $       290
  Subsidiaries and Affiliates                                               2,958,568
                                                                          -----------
   McDERMOTT INTERNATIONAL, INC.                                          $ 2,958,858
                                                                          -----------
RULE #43 - DIVIDENDS RECEIVED
  Head Office (Parent Company)
   from Subsidiaries and Affiliates                                       $    19,200
  Subsidiaries and Affiliates
   from Other Corporations                                                     28,650
  Eliminations/Other                                                          (19,200)
                                                                          -----------
     McDERMOTT INTERNATIONAL, INC.                                        $    28,650
                                                                          -----------
RULE #44 - INTEREST INCOME
  Head Office (Parent Company):
   from Subsidiaries and Affiliates                                       $         3
   from Other Corporations                                                      2,839
  Subsidiaries and Affiliates
   from Other Corporations                                                     95,126
  Eliminations                                                                     (3)
                                                                          -----------
     McDERMOTT INTERNATIONAL, INC.                                        $    97,965
                                                                          ===========
RULE #46 - OTHER MISCELLANEOUS REVENUES
  Foreign Currency Transaction Gains - Net                                      3,384
  Gain on Curtailment of Postretirement Plans                                 (21,940)
  Other Items - Net                                                              (243)
                                                                          -----------
     McDERMOTT INTERNATIONAL, INC.                                        $   (18,799)
                                                                          ===========
RULE #51 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY
  Balance at 3/31/98                                                      $    72,389
  Equity Income                                                                 8,379
  Dividends Received                                                          (28,650)
  Other Changes                                                                 9,275
                                                                          -----------
  Balance at 3/31/99                                                      $    61,393
                                                                          ===========


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